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Exhibit 10.99

        EXECUTION VERSION

AMENDMENT TO STOCK PURCHASE AGREEMENT

        AMENDMENT, dated as of February 6, 2002 (this "Amendment"), to the Stock Purchase Agreement, dated as of September 8, 2000, as amended by the First Amendment thereto, dated as of January 2, 2001, by the Second Amendment thereto, dated as of March 21, 2001, and by the Amendment to Stock Purchase Agreement and Collateral Agreement (the "September 15 Amendment"), dated as of September 15, 2001 (as so amended, the "Stock Purchase Agreement"), among Bank of America, N.A., a national banking association, as Share Seller ("Share Seller"), MBG Trust, a Delaware business trust (the "Trust"), and Mandalay Resort Group, a Nevada corporation ("Share Purchaser").

W I T N E S S E T H

        WHEREAS, the parties have entered into the Stock Purchase Agreement; and

        WHEREAS, the parties desire to provide for the modification of the Stock Purchase Agreement as set forth herein.

        NOW THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

        1.    Defined Terms. Capitalized terms used but not defined herein have the meanings specified in the Stock Purchase Agreement.

        2.    Amendments to Definitions.

          (a)  Section 1.1 of the Stock Purchase Agreement is hereby amended as follows:

            (i)    in the definition of "Maturity Date", the date "March 29, 2002" shall be replaced with "March 31, 2003";

            (ii)  in the definition of "Maximum Deliverable Shares", the number "15,000,000" shall be replaced with "25,000,000";

          (b)  The definition of "Spread" in Section 1.1 of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

        "Spread" means 195 basis points per annum (the "Initial Spread"), as such rate may be adjusted from time to time pursuant to Section 7.9; provided that if an Event of Default with respect to Share Purchaser has occurred and is continuing, the otherwise-prevailing spread (as so adjusted) shall be increased by 100 basis points per annum; provided, further, that if the spread or margin (however defined) payable by Share Purchaser with respect to Eurodollar borrowings under any of the Revolving Loan Agreement, the Term Loan Agreement or the Capital Markets Term Loan Agreement, each dated as of August 22, 2001 and as amended or supplemented from time to time, in each case among Share Purchaser, Share Seller, the lenders named therein and the other parties thereto, shall at any time during the term of this Transaction be increased above that in effect as of February 6, 2002 in accordance with the terms thereof, by agreement of the parties thereto, or otherwise, then the Initial Spread shall be proportionally increased.

          (c)  The definition of "Mandatory Prepayment Event" in Section 1.1 of the Stock Purchase Agreement is hereby amended (i) by replacing the number "9.0%" with "8.0%", (ii) by deleting the word "or" following clause (iv), and (iii) by including the following clauses (vi), (vii), (viii) and (ix):

            "(vi)    the Closing Price of the Shares is at or below $15.92 (subject to adjustment in accordance with Article VII);

            (vii)    the Closing Price of the Shares is at or below $13.27 (subject to adjustment in accordance with Article VII);

            (viii)    the Closing Price of the Shares is at or below $9.29 (subject to adjustment in accordance with Article VII); or

            (ix)    the aggregate notional amount (however described) at any time of all outstanding swap, forward, option, collar, repurchase or similar transactions entered into by Share Purchaser (whether with Share Seller or other counterparties) with respect to the Shares ("Other Transactions"), including the Aggregate Forward Amount hereunder, exceeds $200,000,000."

          (d)  Section 2.4(b)(ii) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          (A)  In the case of a Mandatory Prepayment Event set forth in clauses (i), (iii), (iv), (v), (viii) or (ix) of the definition thereof, Share Seller may designate a Mandatory Prepayment Date with respect to the entire Aggregate Forward Amount;

          (B)  in the case of a Mandatory Prepayment Event set forth in clause (ii) of the definition thereof, Share Seller may designate a Mandatory Prepayment Date with respect to a Mandatory Prepayment Amount such that the Mandatory Prepayment Share Number following such Mandatory Prepayment Date is less than but as close as reasonably practicable to 8.0% of the total number of outstanding Shares;

          (C)  in the case of a Mandatory Prepayment Event set forth in clause (vi) of the definition thereof, Share Seller may designate a Mandatory Prepayment Date with respect to a Mandatory Prepayment Amount equal to 20% of the Aggregate Forward Amount as of the Mandatory Prepayment Date; and

          (D)  in the case of a Mandatory Prepayment Event set forth in clause (vii) of the definition thereof, Share Seller may designate a Mandatory Prepayment Date with respect to a Mandatory Prepayment Amount equal to 50% of the Aggregate Forward Amount as of the Mandatory Prepayment Date (after giving effect to any Mandatory Prepayment Date designated pursuant to clause (C) above, which may occur on the same date as a Mandatory Prepayment Date designated pursuant to this clause (D)).

        The Mandatory Prepayment Date designated by any such notice described in this subparagraph (ii) shall be no less than 3 Exchange Business Days or more than 20 Exchange Business Days from the date such notice is effective. Upon receipt of such notice, Share Purchaser shall promptly (but in no event later than the second Exchange Business Day following such receipt) deliver written notice to Share Seller, the Trust and the Collateral Agent setting forth its settlement election pursuant to Article III with respect to such Mandatory Prepayment Date. Notwithstanding the foregoing, in the case of a Mandatory Prepayment Event set forth in clause (v) of the definition thereof, if designating a Mandatory Prepayment Date as set forth in this subparagraph (ii) and otherwise in accordance with the terms of this Agreement would be inconsistent with the applicable order or directive of the applicable gaming regulatory authority, the parties shall negotiate in good faith to resolve such inconsistency in a manner that preserves the fundamental economic terms of this Transaction and complies with such order or directive.

        Notwithstanding anything to the contrary herein, if, at any time during the term of this Transaction, any Other Transaction entered into by Share Purchaser contains early unwind, termination or similar events (however described) that permit the termination, liquidation or unwind of such Other Transaction (in whole or in part) on terms that Share Seller deems are more favorable in any material respect than those set forth in clauses (vi)—(viii) of the definition of "Mandatory Prepayment Event"

and in clauses (A), (C) and (D) above, Share Seller shall be entitled to deem this Transaction to be amended to incorporate such more favorable terms. Share Purchaser shall promptly notify Share Seller of any such terms in any Other Transaction that may be more favorable to Share Seller than the terms of this Transaction set forth above.

        3.    Amendment Fee. On February 11, 2002, Share Purchaser shall pay to Share Seller an amount equal to $1,500,000.

        4.    Optional Prepayment. The parties acknowledge and agree that an Optional Prepayment to which physical settlement applied occurred with an Optional Prepayment Date of February 11, 2002 and an Optional Prepayment amount of $3,150,655. The amount of interest payable in respect of such Optional Prepayment pursuant to Section 2.4(c) of the Stock Purchase Agreement was $3,241 and no breakage costs were payable in respect of such Optional Prepayment pursuant to Section 2.4(d) of the Stock Purchase Agreement.

        5.    Mandatory Prepayment Event Notice. Share Purchaser shall promptly notify Share Seller upon the occurrence of a Mandatory Prepayment Event set forth in clause (ix) of the definition thereof at any time during the term of this Transaction.

        6.    Interim Settlement Adjustment. Section 4 of the September 15 Amendment is hereby amended by replacing "any calendar quarter during the term of this Stock Purchase Agreement" with "the calendar quarters ending in September 2001 and December 2001."

        7.    Repricing. Section 7.9 of the Stock Purchase Agreement is hereby amended by restoring such provision as it was in effect prior to the September 15 Amendment.

        8.    Adjustments. The Calculation Agent shall make appropriate adjustments, if any, to interest and other calculations under the Stock Purchase Agreement as a result of this Amendment, including, without limitation, to account for the amendment to the definition of Spread.

        9.    Effect of the Amendment. Except as amended hereby, the Stock Purchase Agreement is ratified and confirmed and continues in full force and effect. All references to the Stock Purchase Agreement in the Stock Purchase Agreement or any document related thereto shall for all purposes constitute references to the Stock Purchase Agreement as amended hereby. For the avoidance of doubt, the provisions of Section 9.10 of the Stock Purchase Agreement apply to this Amendment as if such provisions were stated in full herein.

        10.  Miscellaneous. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

        11.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES).

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

MANDALAY RESORT GROUP, as Share Purchaser
By:	/s/ GLENN SCHAEFFER
Name: Glenn Schaeffer Title: President, Chief Financial Officer and Treasurer
MBG TRUST, as the Trust
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
	By:	/s/ JEANNE M. OLLER Name: Jeanne M. Oller Title: Financial Services Officer
BANK OF AMERICA, N.A., as Share Seller
By:	/s/ WILLIAM C. CACCAMISE
Name: William C. Caccamise Title: Authorized Signatory

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AMENDMENT TO STOCK PURCHASE AGREEMENT
W I T N E S S E T H